Exhibit (c)(6)
Aimco Properties, L.P. July 2011 Fairness Analysis CONFIDENTIAL – DRAFT – FOR DISCUSSION PURPOSES ONLY AIMCO D84384_1

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 2 Duff & Phelps Disclaimer
• The following pages contain material that was provided by Duff & Phelps, LLC (“Duff & Phelps”) to the Boards (as herein defined) to consider the Proposed Transactions, as herein defined. • The accompanying material was compiled on a confidential basis for the sole use of the Boards and not with a view toward public disclosure. • The information utilized in preparing this document was obtained from Aimco OP (as herein defined) and public sources. Any estimates and projections contained herein have been prepared by the senior management of Aimco OP and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not attempt to independently verify such information.
• Because this material was prepared for use in the context of an oral presentation to the Boards, who are familiar with the business and affairs of Aimco OP, Duff & Phelps does not take any responsibility for the accuracy or completeness of any of the material if used by persons other than those listed above. • These materials are not intended to represent an opinion but rather to serve as discussion materials for the Boards to review and as a basis upon which Duff & Phelps may render opinions. • An opinion: (i) does not address the merits of the underlying business decision to enter into the Proposed Transactions versus any alternative strategy or transaction; (ii) does not address any transaction related to each Proposed Transaction; (iii) is not a recommendation as to how any party should vote or act with respect to any matters relating to each Proposed Transaction or any related transactions, or whether to proceed with the Proposed Transactions or any related transaction, and (iv) would not create any fiduciary duty on Duff & Phelps’ part to any party. D84384_2

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 3 Table of Contents
I. Introduction and Background II. Valuation Analysis
- Angeles Income Properties, Ltd. 6 - Angeles Partners XII
- Consolidated Capital Institutional Properties/2 LP — Series A - Consolidated Capital Institutional Properties/3 LP
- Consolidated Capital Properties IV LP - Century Properties Fund XV
- Century Properties Fund XVII - Century Properties Fund XIX LP
- National Property Investors 4 - National Property Investors 6
Appendix
A. Assumptions, Qualifications and Limiting Conditions B. Property Value Allocation Waterfalls
C. Apartment Investment & Management Co. Trading History D84384_3

I. Introduction and Background D84384_4

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 5 Introduction and Background
The Engagement
• Aimco Properties, L.P. (the “Aimco OP”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to Aimco-GP, Inc., the general partner (the “General Partner”) of Aimco OP (solely in its capacity as such), the board of directors of the General Partner (the “GP Board”), the board of directors of Apartment Investment and Management Company
(“Aimco”), the parent of the General Partner, (the “Aimco Board”), and the boards of directors (or other managing body) of the
Partnerships (as defined herein) and the general partners of the Partnerships being collectively referred to herein as the “LP GP” and the boards of directors (or other managing body) of the LP GP being collectively referred to herein as the “LP GP Board”, and collectively with the General Partner, the GP Board, the Aimco Board, and the LP GP Board, the “Boards”), to provide an opinion
(the “Opinion”) as to the fairness, from a financial point of view, to the limited partners of the Partnerships not affiliated with Aimco
OP (the “Unaffiliated Limited Partners”) of the consideration to be offered by Aimco OP in each Proposed Transaction (defined below) (without giving effect to any impact of each Proposed Transaction on any particular Unaffiliated Limited Partner other than in its capacity as an Unaffiliated Limited Partner).
The Proposed Transaction
• The proposed transaction (the “Proposed Transaction”) for each of the Partnerships (collectively, the “Proposed Transactions”) generally involves the a merger of a wholly owned subsidiary of Aimco OP into the Partnership, in most cases following the conversion of the Partnership to a new Delaware limited partnership (each a “New Partnership”), in which each unit of limited partnership interest in a Partnership or New Partnership held by the Unaffiliated Limited Partners will be converted into the right to receive, at the election of such Unaffiliated Limited Partner, either (a) cash (the “Cash Consideration”) or (b) a number of partnership common units of Aimco OP (“OP Units”) equal to the Cash Consideration divided by the average closing price of common stock of
Aimco over the ten consecutive days ending on the second trading day immediately prior to the consummation of the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly) (such cash and OP Units being the “Transaction Consideration”). • Duff & Phelps will opine as to as to the fairness, from a financial point of view, to the Unaffiliated Limited Partners of each of the
Partnerships of the consideration to be offered by Aimco OP in the Proposed Transactions relating to that Partnership (without giving effect to any impact of the Proposed Transactions on any particular Unaffiliated Limited Partner other than in its capacity as an
Unaffiliated Limited Partner). • The OP Units are not listed on any securities exchange nor do they trade in an active secondary market. However, after a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV”.
D84384_5

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 6 Introduction and Background
Scope of Analysis • In connection with our analysis, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. • Reviewed the following documents:
- Reviewed each Partnership’s property level internal unaudited financial statements for the five months ended May 31, 2011 and the Partnership’s property level unaudited annual financial statements for each of the three fiscal years ended December 31,
2010; - Reviewed other internal documents relating to the history, current operations, and probable future outlook of the Partnership, including financial projections, provided to Duff & Phelps by management of Aimco OP. - Reviewed a letter dated July [ ], 2011 from the management of Aimco OP which made certain representations as to historical financial statements, financial projections and the underlying assumptions, the Appraisal (defined below), and a pro forma schedule of assets and liabilities (including identified contingent liabilities) for the Partnership; and
- Reviewed documents related to the Proposed Transactions, including certain portions of drafts of the Information
Statements/Prospectuses relating to the Proposed Transactions and certain portions of the exhibits and annexes thereto
(collectively, the “Prospectuses”), and drafts of each Agreement and Plan of Conversion and Merger or Agreement and Plan of
Merger, as applicable, relating to the Proposed Transactions (such drafts, the “Agreements”), and certain other documents related to the Proposed Transactions. • Reviewed the following information and/or documents related to the real estate holdings of the Partnership:
- Reviewed previously completed appraisal reports associated with the property or properties, as applicable, owned by the
Partnership (such property or properties referred to herein as the “Properties”) prepared by KTR Real Estate Advisors LLC and/or
Cogent Realty Advisors, LLC as of, or around, May 31, 2011 (each an “Appraisal”) and provided to Duff & Phelps by management of Aimco OP; - Reviewed facts and circumstances related to each Property to understand factors relevant to the Appraisal;
- Performed a site visit of certain Properties; and - Reviewed market data for each of the subject markets and assessed current supply and demand trends.
D84384_6

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 7 Introduction and Background
Scope of Analysis (Continued) • Reviewed the following information and/or documents related to the Properties:
- Reviewed operating statements and balance sheets for the twelve month periods ending December 31, 2008, 2009, and 2010;
- Reviewed the year-to-date operating statement and balance sheet for the five month period ending May 31, 2011;
- Reviewed budgeted financial statements for the twelve month period ending December 31, 2011; - Reviewed rent rolls prepared as of April 2011; and
- Discussed the information referred to above and the background and other elements of the Proposed Transactions with the management of Aimco OP. • Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.
D84384_7

Introduction and Overview

Overall Portfolio Summary

Partnership/Property Summary

Partnership/Property	City, State	# of Units	Year Built	Occupancy	NOI
Angeles Income Properties, Ltd 6					
Lazy Hollow	Columbia, MD	178	1979	96.6%	$1,586,878
Angeles Partners XII					
Twin Lake Towers	Westmont, IL	399	1970	94.0%	$2,850,201
The Hunters Glen	Plainsboro, NJ	896	1976	96.3%	$5,951,900
Total Partnership		1,295			$8,802,101
Consolidated Capital Institutional Properties/2 LP Series A					
Highcrest Townhomes	Woodridge, IL	176	1970	95.0%	$1,292,485
Consolidated Capital Institutional Properties/3 LP					
Tamarac Village	Denver, CO	564	1977	97.0%	$2,540,270
Cedar Rim	Newcastle, WA	104	1981	100.0%	$643,862
Total Partnership		668			$3,184,132
Consolidated Capital Properties IV LP					
Post Ridge	Nashville, TN	150	1973	98.0%	$688,943
865 Bellevue	Nashville, TN	326	1971	98.0%	$1,844,506
Arbours of Hermitage	Nashville, TN	350	1972	97.0%	$1,294,274
Total Partnership		826			$3,827,723
Century Properties Fund XV					
Lakeside Place	Houston, TX	734	1975/1976	94.0%	$3,154,490
Century Properties Fund XVII					
Peakview Place	Englewood, CO	296	1975	99.0%	$1,820,011
Creekside	Denver, CO	328	1978	99.0%	$1,398,722
Village in the Woods	Cypress, TX	530	1983	92.0%	$2,080,628
Total Partnership		1,154			$5,299,361
Century Properties Fund XIX LP					
Tamarind Bay	St Petersburg, FL	200	1980	92.5%	$668,600
Peak at Vinings Mountain	Atlanta, GA	280	1981	97.0%	$1,814,081
Lakeside at Vinings Mountain	Atlanta, GA	220	1982	95.0%	$1,624,357
Greenspoint at Paradise Valley	Phoenix, AZ	336	1983	92.0%	$1,546,392
Total Partnership		1,036			$5,653,430
National Property Investors 4					
Village of Pennbrook	Levittown, PA	722	1969	97.2%	$4,956,443
National Property Investors 6					
Colony at Kenilworth	Townson MD	383	1967	93.2%	$2,510,662
OVERALL TOTAL		7,172			$40,267,705

CONFIDENTIAL – DRAFT FOR DISCUSSION PURPOSES ONLY

8

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 9 Introduction and Background
Concluded Partnership LP Unit Values • The concluded value ranges per LP unit for each of the limited partnerships (collectively, the “Partnerships”) are shown below.
Partnership Summary
($ in thousands, except per unit prices)
Value Per LP Unit
Partnership
Unaffiliated LP
Ownership %
Proposed Transaction
Value per LP Unit Low High
Angeles Income Properties, Ltd. 6 41.0% $252.40 $239.86 — $285.85 Angeles Partners XII 24.3% $526.71 $423.46 — $600.47
Consolidated Capital Institutional Properties/2 LP — Series A 26.6% $8.45 $7.57 — $9.33 Consolidated Capital Institutional Properties/3 LP 34.2% $59.36 $54.19 — $65.31
Consolidated Capital Properties IV LP 29.5% $57.44 $51.76 — $63.70 Century Properties Fund XV 32.0% $45.61 $30.51 — $62.86
Century Properties Fund XVII 37.2% $311.18 $277.83 — $345.67 Century Properties Fund XIX LP 29.4% $352.02 $315.31 — $388.73
National Property Investors 4 20.1% $195.27 $162.94 — $234.06 National Property Investors 6 29.8% $41.08 $25.31 — $51.60
D84384_9

II. Valuation Analysis D84384_10

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 11 Valuation Analysis
Key Assumptions and Methodology • The value attributable to the interests of the Unaffiliated Limited Partners was determined as follows:
- Duff & Phelps reviewed and concurred with third party appraisals for each of the Properties that were provided by Management of
Aimco OP. - The range of value attributable to the interests of the Unaffiliated Limited Partners was determined based on aggregate appraised value of the Properties, plus the amount of the Partnership’s other assets, less the amount of its liabilities, including the market value of mortgage debt (but without deducting any prepayment penalties thereon). • The third party appraisals utilized an income approach (direct capitalization method only) and sales comparison approach for each of the subject properties. - Overall Capitalization rates ranged from 5.50% to 7.50% with an average of 6.53%.
- Occupancies of the subject properties ranged from 92% to 100%. - Concluded values per the provided appraisals ranged from $48,000 to $146,067 per unit with an average of $88,988 per unit.
• Duff & Phelps estimated a valuation range for each of the properties by applying a 25 basis point range around the overall rate used by the third party appraisal firm in their direct capitalization method. • A discussion and analysis of the estimation of the fair market value of debt can be found in the following pages.
• In addition, two properties (Arbours of Hermitage and Post Ridge) have ongoing issues concerning asbestos in place at the facilities.
Based on a review of the appraisals as well as conversations with the client, it was determined that the cost of the environmental concerns was adequately addressed within the appraisals. • Based on our analysis, the appraised value for each of the properties was determined to be reasonable. The valuation range as well the concluded value for each of the properties can be found in the following table. D84384_11

Valuation Analysis

Summary Property Values

Property Value Summary

Property	Value Range [1]			Concluded Value	Concluded Property Value per Residential Unit	Concluded Property Value per Sq Ft	OAR [2]	Appraisal Firm
Angeles Income Properties, Ltd 6								
Lazy Hollow	$25,400,000	-	$27,600,000	$26,000,000	$146,067	$148	6.00%	KTR Real Estate Advisors, LLC
Angeles Partners XII								
Twin Lake Towers	$43,800,000	-	$47,500,000	$45,600,000	$114,286	$132	6.25%	Cogent Realty Advisors, LLC
The Hunter Glen	$88,200,000	-	$95,200,000	$92,000,000	$102,679	$142	6.50%	KTR Real Estate Advisors, LLC
Total Partnership Value	$132,000,000		$142,700,000	$137,600,000				
Consolidated Capital Institutional Properties/2 LP Series A								
Highcrest Townhomes	$19,100,000	-	$20,700,000	$19,900,000	$113,068	$97	6.50%	Cogent Realty Advisors, LLC
Consolidated Capital Institutional Properties/3 LP								
Tamarac Village	$39,100,000	-	$42,300,000	$40,600,000	$71,986	$99	6.25%	Cogent Realty Advisors, LLC
Cedar Rim	$11,200,000	-	$12,300,000	$11,700,000	$112,500	$107	5.50%	KTR Real Estate Advisors, LLC
Total Partnership Value	$50,300,000		$54,600,000	$52,300,000				
Consolidated Capital Properties IV LP								
Post Ridge	$9,200,000	-	$9,800,000	$9,500,000	$63,333	$43	7.25%	Cogent Realty Advisors, LLC
865 Bellevue	$28,400,000	-	$30,700,000	$29,500,000	$90,491	$82	6.25%	Cogent Realty Advisors, LLC
Arbours of Hermitage	$17,300,000	-	$18,500,000	$17,850,000	$51,000	$46	7.25%	Cogent Realty Advisors, LLC
Total Partnership Value	$54,900,000		$59,000,000	$56,850,000				
Century Properties Fund XV								
Lakeside Place	$42,100,000	-	$45,100,000	$43,500,000	$59,264	$56	7.25%	Cogent Realty Advisors, LLC
Century Properties Fund XVII								
Peakview Place	$27,000,000	-	$29,100,000	$28,000,000	$94,595	$106	6.50%	Cogent Realty Advisors, LLC
Creekside	$21,500,000	-	$23,300,000	$22,400,000	$68,293	$114	6.25%	Cogent Realty Advisors, LLC
Village in the Woods	$27,700,000	-	$29,700,000	$28,700,000	$54,151	$55	7.25%	Cogent Realty Advisors, LLC
Total Partnership Value	$76,200,000		$82,100,000	$79,100,000				
Century Properties Fund XIX LP								
Tamarind Bay	$9,200,000	-	$9,900,000	$9,600,000	$48,000	$66	7.00%	KTR Real Estate Advisors, LLC
Peak at Vinings Mountain	$29,000,000	-	$31,500,000	$30,200,000	$107,857	$111	6.00%	Cogent Realty Advisors, LLC
Lakeside at Vinings Mountain	$26,000,000	-	$28,200,000	$27,100,000	$123,182	$122	6.00%	Cogent Realty Advisors, LLC
Greenspoint at Paradise Valley	$24,700,000	-	$26,900,000	$25,800,000	$76,786	$93	6.00%	Cogent Realty Advisors, LLC
Total Partnership Value	$88,900,000		$96,500,000	$92,700,000				
National Property Investors 4								
Village of Pennbrook	$64,000,000	-	$68,400,000	$66,000,000	$91,413	$100	7.50%	KTR Real Estate Advisors, LLC
National Property Investors 6								
Colony at Kenilworth	$37,200,000	-	$40,200,000	$39,000,000	$101,828	$114	6.50%	KTR Real Estate Advisors, LLC

[1] Based on range of overall rates

[2] Overall rate implied by value conclusion

CONFIDENTIAL – DRAFT FOR DISCUSSION PURPOSES ONLY

12

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 13 Debt Analysis
Key Assumptions and Methodology • The market value of mortgage debt for each of the Properties was estimated by management of Aimco OP using an income approach which discounted the remaining principal and interest payments through the maturity or the date at which the loan becomes prepayable without penalty. Management used a discount rate equal to the appropriate duration U.S. treasury plus a spread based on the leverage of the mortgage. • A mark-to-market adjustment was then calculated as the difference between the book value of the unpaid balance on the mortgage debt and the estimated market value of the mortgage debt. • Duff & Phelps reviewed management’s valuation methodology and the determination of the appropriate current market yield on mortgage debt of similar type, leverage and duration, and found them to be reasonable. D84384_13

Valuation Analysis

Debt Analysis Summary

Property Debt Analysis

Property	Mortgage Balance	90% of Appraised Value	LTV	Remaining Term (Years)	Coupon Rate	Market rate	FMV of Debt	MTM Adjustment
Angeles Income Properties, Ltd 6								
Lazy Hollow	$7,559,792			9.09	6.04%	5.08%	$8,056,280	$496,488
Lazy Hollow	$6,264,084			9.09	5.88%	5.08%	$6,606,217	$342,133
Partnership Total	$13,823,876	$23,400,000	59.08%				$14,662,497	$838,621
Angeles Partners XII								
Twin Lake Towers	$26,604,342	$41,040,000	64.83%	8.59	5.49%	4.63%	$28,123,948	$1,519,606
The Hunter Glen	$66,713,000	$82,800,000	80.57%	9.76	5.47%	5.09%	$68,239,934	$1,526,934
Partnership Total	$93,317,342	$123,840,000	75.35%				$96,363,882	$3,046,540
Consolidated Capital Institutional Properties/2 LP Series A								
Highcrest Townhomes	$10,658,285	$17,910,000	59.51%	6.34	6.17%	4.47%	$11,618,072	$959,787
Consolidated Capital Institutional Properties/3 LP								
Tamarac Village	$15,578,742			9.84	7.45%	5.14%	$18,206,304	$2,627,562
Tamarac Village	$2,555,521			9.84	6.48%	5.14%	$2,803,102	$247,581
Total	$18,134,263	$36,540,000	49.63%				$21,009,406	$2,875,143
Cedar Rim	$3,803,101			9.68	7.49%	5.36%	$4,380,550	$577,450
Cedar Rim	$3,931,848			9.68	6.45%	5.36%	$4,234,111	$302,263
Total	$7,734,949	$10,530,000	73.46%				$8,614,661	$879,712
Partnership Total	$25,869,212	$47,070,000	54.96%				$29,624,067	$3,754,855
Consolidated Capital Properties IV LP								
Post Ridge	$3,929,256			9.60	6.67%	6.01%	$4,286,149	$356,893
Post Ridge	$1,996,151			8.59	5.93%	5.89%	$2,088,560	$92,409
Total	$5,925,407	$8,550,000	69.30%				$6,374,709	$449,303
865 Bellevue	$18,848,897	$26,550,000	70.99%	7.51	6.34%	5.06%	$20,284,311	$1,435,414
Arbours of Hermitage	$9,973,075	$16,065,000	62.08%	4.01	5.06%	3.67%	$10,475,174	$502,099
Partnership Total	$34,747,378	$51,165,000	67.91%				$37,134,194	$2,386,815
Century Properties Fund XV								
Lakeside Place	$17,901,500			8.76	8.34%	5.64%	$21,655,610	$3,754,111
Lakeside Place	$8,643,187			8.76	6.10%	5.64%	$9,147,316	$504,129
Partnership Total	$26,544,686	$39,150,000	67.80%				$30,802,926	$4,258,239

CONFIDENTIAL – DRAFT FOR DISCUSSION PURPOSES ONLY

14

Valuation Analysis

Debt Analysis Summary

Property Debt Analysis

Property	Mortgage Balance	90% of Appraised Value	LTV	Remaining Term (Years)	Coupon Rate	Market rate	FMV of Debt	MTM Adjustment
Century Properties Fund XVII								
Peakview Place	$9,414,338			8.34	7.99%	4.84%	$11,347,646	$1,933,309
Peakview Place	$3,089,281			6.59	5.93%	4.67%	$3,299,402	$210,121
Total	$12,503,619	$25,200,000	49.62%				$14,647,048	$2,143,429
Creekside	$12,869,000	$20,160,000	63.83%	9.76	5.59%	4.78%	$13,570,215	$701,215
Village in the Woods	$10,855,354			8.68	8.56%	5.41%	$13,282,347	$2,426,994
Village in the Woods	$8,306,948			8.68	6.43%	5.41%	$8,970,188	$663,240
Total	$19,162,301	$25,830,000	74.19%				$22,252,536	$3,090,234
Partnership Total	$44,534,920	$71,190,000	62.56%				$50,469,799	$5,934,879
Century Properties Fund XIX LP								
Tamarind Bay	$3,816,101			10.01	7.11%	5.45%	$4,267,374	$451,272
Tamarind Bay	$2,983,466			10.01	6.31%	5.45%	$3,168,741	$185,275
Total	$6,799,567	$8,640,000	78.70%				$7,436,115	$636,548
Peak at Vinings Mountain	$15,828,000	$27,180,000	58.23%	9.76	5.54%	4.78%	$16,632,834	$804,834
Lakeside at Vinings Mountain	$14,982,000	$24,390,000	61.43%	9.76	5.53%	4.78%	$15,732,916	$750,916
Greenspoint at Paradise Valley	$9,532,918			0.92	5.31%	3.45%	$9,731,580	$198,662
Greenspoint at Paradise Valley	$2,849,941			0.92	5.79%	3.45%	$2,923,856	$73,915
Greenspoint at Paradise Valley	$1,663,385			0.92	5.82%	3.45%	$1,706,445	$43,059
Greenspoint at Paradise Valley	$1,663,385			0.92	5.82%	3.45%	$1,706,445	$43,060
Total	$15,709,629	$23,220,000	67.66%				$16,068,326	$358,696
Partnership Total	$53,319,197	$83,430,000	63.91%				$55,870,191	$2,550,994
National Property Investors 4								
Village of Pennbrook	$24,914,144			10.01	7.06%	5.48%	$27,713,714	$2,799,570
Village of Pennbrook	$12,961,492			10.01	6.32%	5.48%	$13,746,960	$785,467
Village of Pennbrook	$9,660,074			9.76	6.62%	5.48%	$10,437,808	$777,733
Partnership Total	$47,535,711	$59,400,000	80.03%				$51,898,482	$4,362,770
National Property Investors 6								
Colony at Kenilworth	$11,538,101			9.84	7.58%	5.38%	$13,369,270	$1,831,169
Colony at Kenilworth	$12,452,180			7.84	5.93%	5.09%	$13,107,500	$655,320
Partnership Total	$23,990,281	$35,100,000	68.35%				$26,476,770	$2,486,490

CONFIDENTIAL – DRAFT FOR DISCUSSION PURPOSES ONLY

15

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 16 Valuation Analysis
Debt Analysis Summary • Market interest rates were based on an analysis of interest rates for selected loans of similar type, leverage, and duration. • Duff & Phelps analyzed Treasury yields, current mortgage spreads, industry surveys, and spoke to commercial mortgage market participants and determined that Aimco OP’s estimates of market yields were reasonable.
1.30% 1.50%
1.70% 1.90%
2.10% 2.30%
2.50% 2.70%
2.90% 3.10%
3.30% 45% 50% 55% 60% 65% 70% 75%
Spread over Treasury Yield
LTV
Interest Rate Spreads vs LTV
Aimco — 5 Year Aimco — 7 Year Aimco — 10 Year 5 Year — Market Est [1] 10 Year — Market Est [1] Market Ave [2]
[1]Cushman & Wakefield , Capital Markets Update, June 6, 2011 [2]RealtyRates.com Investor Survey — 2nd Quarter 2011
D84384_16

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 17 Valuation Analysis
Angeles Income Properties, Ltd. 6 • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
Angeles Income Properties, Ltd. 6 — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Lazy Hollow $25,400,000 $26,000,000 $27,600,000
Debt Summary Book Value of Debt $13,892,548 $13,892,548 $13,892,548
Fair Value of Debt $14,731,169 $14,731,169 $14,731,169 Fair Value as a % of Book 106% 106% 106%
LP Interest Summary Proceeds Distributable to LPs $11,347,927 $11,941,333 $13,523,749
Affiliated LP Units 27,739 27,739 27,739 59% Unaffiliated LP Units 19,572 19,572 19,572 41%
Total LP Units 47,311 47,311 47,311
Value Per LP Unit $239.86 $252.40 $285.85
D84384_17

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 18 Valuation Analysis
Angeles Partners XII • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
Angeles Partners XII — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Twin Lake Towers $43,800,000 $45,600,000 $47,500,000
The Hunters Glen $88,200,000 $92,000,000 $94,100,000 Total $132,000,000 $137,600,000 $141,600,000
Debt Summary Book Value of Debt $93,438,913 $93,438,913 $93,438,913
Fair Value of Debt $96,485,453 $96,485,453 $96,485,453 Fair Value as a % of Book 103% 103% 103%
LP Interest Summary Proceeds Distributable to LPs $18,936,413 $23,553,613 $26,851,613
Affiliated LP Units 33,750 33,750 33,750 75% Unaffiliated LP Units 10,968 10,968 10,968 25%
Total LP Units 44,718 44,718 44,718
Value Per LP Unit $423.46 $526.71 $600.47
D84384_18

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 19 Valuation Analysis
Consolidated Capital Institutional Properties/2 LP • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
Consolidated Capital Institutional Properties/2 LP — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Highcrest Townhomes $19,100,000 $19,900,000 $20,700,000
Debt Summary Book Value of Debt $10,713,018 $10,713,018 $10,713,018
Fair Value of Debt $11,672,805 $11,672,805 $11,672,805 Fair Value as a % of Book 109% 109% 109%
LP Interest Summary Proceeds Distributable to LPs $6,880,057 $7,680,057 $8,480,057
Affiliated LP Units 574,447 574,447 574,447 63% Unaffiliated LP Units 334,052 334,052 334,052 37%
Total LP Units 908,499 908,499 908,499
Value Per LP Unit $7.57 $8.45 $9.33
D84384_19

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 20 Valuation Analysis
Consolidated Capital Institutional Properties/3 LP • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
Consolidated Capital Institutional Properties/3 LP — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Taramac Village $39,100,000 $40,600,000 $42,300,000
Cedar Rim $11,200,000 $11,700,000 $12,300,000 Total $50,300,000 $52,300,000 $54,600,000
Debt Summary Book Value of Debt $26,024,461 $26,024,461 $26,024,461
Fair Value of Debt $29,779,317 $29,779,317 $29,779,317 Fair Value as a % of Book 114% 114% 114%
LP Interest Summary Proceeds Distributable to LPs $20,752,262 $22,732,262 $25,009,262
Affiliated LP Units 239,212 239,212 239,212 62% Unaffiliated LP Units 143,714 143,714 143,714 38%
Total LP Units 382,926 382,926 382,926
Value Per LP Unit $54.19 $59.36 $65.31
D84384_20

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 21 Valuation Analysis
Consolidated Capital Properties IV LP • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
Consolidated Capital Properties IV LP — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Post Ridge $9,200,000 $9,500,000 $9,800,000
865 Bellevue $28,400,000 $29,500,000 $30,700,000 Arbours of Hermitage $17,300,000 $17,850,000 $18,500,000
Total $54,900,000 $56,850,000 $59,000,000 Debt Summary
Book Value of Debt $34,905,791 $34,905,791 $34,905,791 Fair Value of Debt $37,292,606 $37,292,606 $37,292,606
Fair Value as a % of Book 107% 107% 107% LP Interest Summary
Proceeds Distributable to LPs $17,740,438 $19,687,438 $21,834,438 Affiliated LP Units 237,779 237,779 237,779 69%
Unaffiliated LP Units 104,981 104,981 104,981 31%
Total LP Units 342,759 342,759 342,759
Value Per LP Unit $51.76 $57.44 $63.70
D84384_21

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 22 Valuation Analysis
Century Properties Fund XV • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
Century Properties Fund XV — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Lakeside Place $42,100,000 $43,500,000 $45,100,000
Debt Summary Book Value of Debt ($26,712,881) ($26,712,881) ($26,712,881)
Fair Value of Debt ($30,971,121) ($30,971,121) ($30,971,121) Fair Value as a % of Book 116% 116% 116%
LP Interest Summary Proceeds Distributable to LPs $2,745,331 $4,103,611 $5,655,931
Affiliated LP Units 65,841 65,841 65,841 73% Unaffiliated LP Units 24,134 24,134 24,134 27%
Total LP Units 89,975 89,975 89,975
Value Per LP Unit $30.51 $45.61 $62.86
D84384_22

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 23 Valuation Analysis
Century Properties Fund XVII • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
Century Properties Fund XVII — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value PeakView Place $27,000,000 $28,000,000 $29,100,000
Creekside $21,500,000 $22,400,000 $23,300,000 Village in the Woods $27,700,000 $28,700,000 $29,700,000
Total $76,200,000 $79,100,000 $82,100,000 Debt Summary
Book Value of Debt $44,734,627 $44,734,627 $44,734,627 Fair Value of Debt $50,669,506 $50,669,506 $50,669,506
Fair Value as a % of Book 113% 113% 113% LP Interest Summary
Proceeds Distributable to LPs $20,837,234 $23,338,194 $25,925,394 Affiliated LP Units 52,866 52,866 52,866 70%
Unaffiliated LP Units 22,134 22,134 22,134 30%
Total LP Units 75,000 75,000 75,000
Value Per LP Unit $277.83 $311.18 $345.67
D84384_23

Valuation Analysis

Century Properties Fund XIX

- Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.

Century Properties Fund XIX LP - Summary Value Per LP Unit

	Low Value	Proposed Value	High Value	% of Total
Property Value				
Tamarind Bay	$9,200,000	$9,600,000	$9,900,000	
The Peaks at Vinings Mountain	$29,000,000	$30,200,000	$31,500,000	
Lakeside at Vinings Mountain	$26,000,000	$27,100,000	$28,200,000	
Greenspoint at Paradise Valley	$24,700,000	$25,800,000	$26,900,000	
Total	$88,900,000	$92,700,000	$96,500,000	
Debt Summary				
Book Value of Debt	$53,421,306	$53,421,306	$53,421,306	
Fair Value of Debt	$55,972,299	$55,972,299	$55,972,299	
Fair Value as a % of Book	105%	105%	105%	
LP Interest Summary				
Proceeds Distributable to LPs	$28,149,042	$31,426,162	$34,703,282	
Affiliated LP Units	60,712	60,712	60,712	68%
Unaffiliated LP Units	28,562	28,562	28,562	32%
Total LP Units	**89,274**	**89,274**	**89,274**	
Value Per LP Unit	$315.31	$352.02	$388.73	

CONFIDENTIAL – DRAFT FOR DISCUSSION PURPOSES ONLY

24

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 25 Valuation Analysis
National Property Investors 4 • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
National Property Investors 4 — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Villiage of Pennbrook Apartments $64,000,000 $66,000,000 $68,400,000
Debt Summary Book Value of Debt $47,804,458 $47,804,458 $47,804,458
Fair Value of Debt $52,167,228 $52,167,228 $52,167,228 Fair Value as a % of Book 109% 109% 109%
LP Interest Summary Proceeds Distributable to LPs $9,776,990 $11,716,990 $14,044,990
Affiliated LP Units 47,850 47,850 47,850 80% Unaffiliated LP Units 12,155 12,155 12,155 20%
Total LP Units 60,005 60,005 60,005
Value Per LP Unit $162.94 $195.27 $234.06
D84384_25

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 26 Valuation Analysis
National Property Investors 6 • Based on our analysis, we determined the range of property values and Value Per LP Unit, as shown in the table below.
National Property Investors 6 — Summary Value Per LP Unit
Low Value Proposed Value High Value % of Total
Property Value Colony at Kenilworth Apartments $37,200,000 $39,000,000 $40,200,000
Debt Summary Book Value of Debt $24,124,544 $24,124,544 $24,124,544
Fair Value of Debt $27,133,514 $27,133,514 $27,133,514 Fair Value as a % of Book 112% 112% 112%
LP Interest Summary Proceeds Distributable to LPs $2,774,015 $4,502,555 $5,654,915
Affiliated LP Units 76,622 76,622 76,622 70% Unaffiliated LP Units 32,972 32,972 32,972 30%
Total LP Units 109,594 109,594 109,594
Value Per LP Unit $25.31 $41.08 $51.60
D84384_26

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 27 Valuation Analysis
Concluded Partnership LP Unit Values • Concluded Partnership LP unit values are shown below.
Partnership Summary
($ in thousands, except per unit prices)
Value Per LP Unit
Partnership
Unaffiliated LP
Ownership %
Proposed Transaction
Value per LP Unit Low High
Angeles Income Properties, Ltd. 6 41.0% $252.40 $239.86 — $285.85 Angeles Partners XII 24.3% $526.71 $403.18 — $600.47
Consolidated Capital Institutional Properties/2 LP — Series A 26.6% $8.45 $7.57 — $9.33 Consolidated Capital Institutional Properties/3 LP 34.2% $59.36 $54.19 — $65.31
Consolidated Capital Properties IV LP 29.5% $57.44 $51.76 — $63.70 Century Properties Fund XV 32.0% $45.61 $30.51 — $62.86
Century Properties Fund XVII 37.2% $311.18 $277.83 — $345.67 Century Properties Fund XIX LP 29.4% $352.02 $315.31 — $388.73
National Property Investors 4 20.1% $195.27 $162.94 — $234.06 National Property Investors 6 29.8% $41.08 $25.31 — $51.60
D84384_27

Assumptions, Qualifications and Limiting Conditions
Appendix A D84384_28

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 29 Assumptions, Qualifications and Limiting Conditions
• In performing its analyses with respect to the Proposed Transactions, Duff & Phelps, with Aimco OP’s consent:
- Relied upon, and did not independently verify, the accuracy, completeness, reliability and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources regarding or otherwise relating to the Properties, the Partnership, the New LP, the Proposed Transactions and/or otherwise received by it in connection with each Opinion (collectively, the “Background Information”), including that Background Information obtained from Aimco OP management, and does not make any representation and warranty with respect to or otherwise relating to such Background
Information; - Relied upon the fact that Aimco OP, General Partner, GP Board, AIMCO Board, the Partnership, the LP GP and the LP GP Board have been advised by counsel as to all legal matters with respect to or otherwise relating to the Proposed Transactions, including whether all procedures required by law to be taken in connection with the Proposed Transactions have been duly, validly and timely taken; - Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;
- Assumed that the representations and warranties made in the Agreements are substantially accurate;
- Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed; - Assumed that there has been no material change in the assets, financial condition, business, or prospects of any Property or the
Partnership since the respective dates of the Appraisal, the most recent financial statements and the other information made available to Duff & Phelps; - Assumed that title to the Properties is good and marketable, that the Properties are free and clear of liens, easements, encroachments and other encumbrances and that all improvements lie within property boundaries; - Assumed that all required and advisable licenses, certificates of occupancy, consents, and other legislative or administrative authority from any local, state, or national government or private entity or organization have been obtained and are current;
- Assumed full compliance with all applicable federal, state and local zoning, use, occupancy, environmental, and similar laws and regulations; D84384_29

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 30 Assumptions, Qualifications and Limiting Conditions
- Assumed responsible ownership and competent property management of each of the Properties; - Assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures or otherwise with respect to any Property that could affect the value of such Property (“Unapparent Property Conditions”); - Without limiting the generality of the foregoing, assumed that there are no potentially hazardous substances such as asbestos, ureaformaldehyde foam insulation, industrial wastes, etc. (“Hazardous Materials”) on, in or near any of the Properties that could affect the value of such Property; - Assumed that all of the conditions required to implement the Proposed Transactions will be satisfied and that the Proposed Transactions will be completed in accordance with the Agreements without any amendments thereto or any waivers of any terms or conditions thereof;
- Assumed that all governmental, regulatory and other consents and approvals necessary or advisable for the consummation of the Proposed
Transactions will be obtained without any adverse effect on the Partnership, the New LP or any Property; and
- Assumed that for the purposes of its analysis, that all of the Unaffiliated Limited Partners elect to receive the Cash Consideration. Duff &
Phelps is making no determination as to the fair value of, or fairness with respect to any OP Unit consideration.
To the extent that any of the foregoing assumptions or any of the facts on which this analysis is based prove to be untrue in any material respect, this analysis cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this analysis,
Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transactions.
Duff & Phelps has prepared this analysis effective as of the date hereof, and it is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting each Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Duff & Phelps did not evaluate the solvency of any Partnership or conduct an independent appraisal or physical inspection of any specific liabilities
(contingent or otherwise). Duff & Phelps did not evaluate the tax consequences the Proposed Transactions may have on any person, including any Unaffiliated Limited Partner, and did not take any such consequences into account in rendering each Opinion. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed
Transaction, the assets, businesses or operations of the Partnership, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the
Proposed Transaction, or (iii) advise Aimco OP or any other party with respect to alternatives to the Proposed Transaction.
D84384_30

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 31 Assumptions, Qualifications and Limiting Conditions
Duff & Phelps is not expressing any opinion as to the market price or value of the Partnership’s, the New Partnership’s or Aimco OP’s equity (or anything else) after the announcement or the consummation of the Proposed Transaction. Without limiting the generality of the foregoing, Duff & Phelps is not expressing any opinion as to the liquidity of, rights and/or risks associated with owning, or any other feature or characteristic of, the OP Units. Each Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Partnership’s, the New Partnership’s or Aimco OP’s credit worthiness, as tax advice, or as accounting advice. Duff
& Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter
(including with respect to title to or any encumbrances relating to any Property). Duff & Phelps did not investigate any of the physical conditions of any Property and has not made, and assumes no responsibility to make, any representation, or render any opinion, as to the physical condition of any Property. No independent surveys of the
Properties were conducted. Duff & Phelps did not arrange for any engineering studies that may be required to discover any
Unapparent Property Condition. Duff & Phelps did not arrange for or conduct any soil analysis or geological studies or any investigation of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions or arrange for or conduct any other environmental analysis, including with respect to any Hazardous Materials, which may or may not be present on, in or near any of the
Properties. In rendering each Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of Aimco OP’s and/or Aimco’s respective officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Unaffiliated Limited Partners in the Proposed Transaction, or with respect to the fairness of any such compensation. Each Opinion is furnished solely for the use and benefit of each of the Boards in connection with and for purposes of their evaluation of the Proposed Transactions and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent.
Each Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how any party should vote or act with respect to any matters relating to the Proposed Transaction or any related transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration paid is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the
Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the
Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which each Opinion is based. Each Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
D84384_31

Appendix B Property Value Allocation Waterfalls D84384_32

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 33 Valuation Analysis
Partnership Valuation Summary — Angeles Income Properties, Ltd. 6 • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
Angeles Income Properties, Ltd. 6 Waterfall Test
Low Value High Value Proposed value
Lower Tier Upper Tier Lower Tier Upper Tier
Lazy Hollow Apartments $25,400,000 $27,600,000 Distributions from Lower Tier $10,705,590 $12,903,390
Cash $144,002 $137,439 $144,002 $137,439 Other Assets $167,105 $746,352 $167,105 $746,352
Total Debt ($13,892,548) $0 ($13,892,548) $0 MTM Adjustment ($838,621) ($838,621)
Other Liabilities ($192,432) ($126,828) ($192,432) ($126,828) Reserve for Contingencies ($71,200) $0 ($71,200)
Distributable Proceeds $10,716,306 $11,462,552 $12,916,306 $13,660,352 .1% to Aimco GP ($10,716) ($12,916)
Distributions from Lower Tier $10,705,590 $12,903,390 Proceeds Distributable to all Partners $11,462,552 $13,660,352
Unrecovered Capital Contribution — LP a $6,791,905 $6,791,905 Unrecovered Capital Contribution — GP $68,605 $68,605
Remaining Distributable to all Partners $4,602,042 $6,799,842 LP Share of Remaining Distributable (99%) b $4,556,021 $6,731,843
Proceeds Distributable to LPs (a+b) $11,347,927 $13,523,749 Total LP Units 47,311 47,311
Value Per LP Unit $239.86 $285.85
D84384_33

Valuation Analysis

Partnership Valuation Summary - Angeles Income Properties XII

- Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.

Angeles Partners XII Waterfall

	Low	High
Twin Lake Towers	$43,800,000	$47,500,000
The Hunters Glen	$88,200,000	$94,100,000
Estimated Value	**$132,000,000**	**$141,600,000**
Cash	$440,749	$440,749
Other Assets	$2,553,491	$2,553,491
Total Debt	($93,438,913)	($93,438,913)
MTM Adjustment	($3,046,540)	($3,046,540)
Accounts payable, accrued expenses, and other liabilities	($1,652,274)	($1,652,274)
Affiliate payables	($52,930)	($52,930)
Loans from General Partner, including accrued interest	($9,244,418)	($9,244,418)
Reserve for Contingencies	($518,000)	($518,000)
Distributable Proceeds	$27,041,165	$36,641,165
Incentive Distributions		
Estimated Value	$132,000,000	$141,600,000
Cumulative Distributions	$60,905,696	$60,905,696
3% Cumulative Distributions - provision 11.3(b)	$5,787,171	$6,075,171
Cumulative GP Incentive distributions	$1,024,139	$1,024,139
Remaining 11.3(b) Incentive Distributions to GP	$4,763,032	$5,051,032
Distributable Less Incentive Distributions	$22,278,133	$31,590,133
Proceeds Distributable to LPs (85.0%)	$18,936,413	$26,851,613
Total LP Units	44,718	44,718
Value Per LP Unit	$423.46	$600.47

CONFIDENTIAL – DRAFT FOR DISCUSSION PURPOSES ONLY

34

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 35 Valuation Analysis
Partnership Valuation Summary — Consolidated Capital Institutional Properties/2 LP — Series A • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
Consolidated Capital Institutional Properties/2 LP — Series A Waterfall
Low High
Highcrest Townhomes $19,100,000 $20,700,000 Cash $37,403 $37,403
Other Assets $131,502 $131,502 Total Debt ($10,713,018) ($10,713,018)
MTM Adjustment ($959,787) ($959,787) Accounts payable, accrued expenses, and other liabilities ($540,962) ($540,962)
Affiliate payables ($34,584) ($34,584) Loans from General Partner, including accrued interest ($70,097) ($70,097)
Reserve for Contingencies ($70,400) ($70,400) Proceeds Distributable to LPs $6,880,057 $8,480,057
Total LP Units 908,499 908,499
Value Per LP Unit $7.57 $9.33
D84384_35

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 36 Valuation Analysis
Partnership Valuation Summary — Consolidated Capital Institutional Properties/3 LP • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
Consolidated Capital Institutional Properties/3 LP Waterfall
Low High
Taramac Village $39,100,000 $42,300,000 Cedar Rim $11,200,000 $12,300,000
Estimated Value $50,300,000 $54,600,000
Cash $129,482 $129,482 Other Assets $321,672 $321,672
Total Debt ($26,024,461) ($26,024,461) MTM Adjustment ($3,754,856) ($3,754,856)
Accounts payable, accrued expenses, and other liabilities ($602,122) ($602,122) Reserve for Contingencies ($267,200) ($267,200)
DRO $850,772 $850,772 GP Proceeds Distributable 1.0% ($201,025) ($244,025)
Proceeds Distributable to LPs $20,752,262 $25,009,262 Total LP Units 382,926 382,926
Value Per LP Unit $54.19 $65.31
D84384_36

Valuation Analysis

Partnership Valuation Summary - Consolidated Capital Properties IV LP

- Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.

Consolidated Capital Properties IV LP Waterfall

	Low Value		High Value	
	Lower Tier	Upper Tier	Lower Tier	Upper Tier
Post Ridge	$9,200,000		$9,800,000	
865 Bellevue		$28,400,000		$30,700,000
Arbours of Hermitage		$17,300,000		$18,500,000
Estimated Value	**$9,200,000**	**$45,700,000**	**$9,800,000**	**$49,200,000**
Distributions from Lower Tier		$924,480		$1,518,480
Cash	$4,195	$299,513	$4,195	$299,513
Other Assets	($1,608,373)	$3,713,474	($1,608,373)	$3,713,474
Total Debt	($5,957,056)	($28,948,735)	($5,957,056)	($28,948,735)
MTM Adjustment	($449,302)	($1,937,513)	($449,302)	($1,937,513)
Accounts payable, accrued expenses, and other liabilities	($141,757)	($1,740,380)	($141,757)	($1,740,380)
Reserve for Contingencies	($60,000)	($270,400)	($60,000)	($270,400)
Distributable Proceeds	$987,707	$17,740,438	$1,587,707	$21,834,438
Pre-Sale LP Tax Capital	($5,005,218)		($5,005,218)	
Estimated Value	$9,200,000		$9,800,000	
Plus: Net Book Value of Property	($2,784,697)		($2,784,697)	
Plus: Other Assets	($349,662)		($349,662)	
Less: Other Liabilities	($16,047)		($16,047)	
Less: Contingencies	($60,000)		($60,000)	
Total Distributable Process	$5,989,594		$6,589,594	
Proceeds Distributable to LPs (99.0%)	$5,929,698		$6,523,698	
Net Distributions to Upper Tier	$924,480		$1,518,480	
Distributable to All LP Partners		$17,740,438		$21,834,438
Total LP Units		342,759		342,759
Value Per LP Unit		$51.76		$63.70

CONFIDENTIAL – DRAFT FOR DISCUSSION PURPOSES ONLY

37

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 38 Valuation Analysis
Partnership Valuation Summary — Century Properties Fund XV • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
Century Properties Fund XV Waterfall Low Value High Value
Lower Tier Upper Tier Lower Tier Upper Tier
Lakeside Place $42,100,000 $45,100,000 Distributions from Lower Tier $9,096,378 $12,066,378
Cash $193,381 $22,304 $193,381 $22,304 Other Assets ($1,232,315) $1,388,526 ($1,232,315) $1,388,526
Total Debt ($26,712,881) $0 ($26,712,881) $0 MTM Adjustment ($4,258,240) $0 ($4,258,240) $0
Accounts payable, accrued expenses, and other liabilities ($608,085) ($45,110) ($608,085) ($45,110) Loans from Partners $0 ($8,879,956) $0 ($8,879,956)
Contingency Reserve ($293,600) $0 ($293,600) $0 DRO $0 $1,163,189 $0 $1,103,789
Distributable Proceeds $9,188,261 $2,745,331 $12,188,261 $5,655,931 Proceeds Distributable to LPs (99.0%) $9,096,378 $12,066,378
Total LP Units 89,975 89,975
Value Per LP Unit $30.51 $62.86
D84384_38

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 39 Valuation Analysis
Partnership Valuation Summary — Century Properties Fund XVII • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
Century Properties Fund XVII Waterfall
Low High
PeakView Place $27,000,000 $29,100,000 Creekside $21,500,000 $23,300,000
Village in the Woods $27,700,000 $29,700,000
Estimated Value $76,200,000 $82,100,000
Cash $187,940 $187,940 Other Assets $392,049 $392,049
Total Debt ($44,734,627) ($44,734,627) MTM Adjustment ($5,934,879) ($5,934,879)
Accounts payable, accrued expenses, and other liabilities ($1,108,029) ($1,108,029) Affiliates Payable ($20,703) ($20,703)
Loans from GP ($5,120,351) ($5,120,351) Reserve for Contingencies ($461,600) ($461,600)
DRO $1,825,431 $1,131,591 Distributable Proceeds — GP ($387,996) ($505,996)
Proceeds Distributable to LPs $20,837,234 $25,925,394 Total LP Units 75,000 75,000
Value Per LP Unit $277.83 $345.67
D84384_39

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 40 Valuation Analysis
Partnership Valuation Summary — Century Properties Fund XIX LP • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
Century Properties Fund XIX LP Waterfall
Low High
Tamarind Bay $9,200,000 $9,900,000 The Peaks at Vinings Mountain $29,000,000 $31,500,000
Lakeside at Vinings Mountain $26,000,000 $28,200,000 Greenspoint at Paradise Valley $24,700,000 $26,900,000
Estimated Value $88,900,000 $96,500,000
Cash $666,520 $666,520 Other Assets $379,103 $379,103
Total Debt ($53,421,306) ($53,421,306) MTM Adjustment ($2,550,993) ($2,550,993)
Accounts payable, accrued expenses, and other liabilities ($870,824) ($870,824) Affiliates Payable ($353,686) ($353,686)
Loans from GP ($6,744,494) ($6,744,494) Reserve for Contingencies ($414,400) ($414,400)
DRO $3,070,921 $2,177,161 Distributable Proceeds — GP ($511,798) ($663,798)
Proceeds Distributable to LPs $28,149,042 $34,703,282 Total LP Units 89,274 89,274
Value Per LP Unit $315.31 $388.73
D84384_40

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 41 Valuation Analysis
Partnership Valuation Summary — National Property Investors 4 • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
National Property Investors 4 Waterfall
Low High
Villiage of Pennbrook Apartments $64,000,000 $68,400,000 Cash $168,449 $168,449
Other Assets $355,654 $355,654 Total Debt ($47,804,458) ($47,804,458)
MTM Adjustment ($4,362,770) ($4,362,770) Loans from Partners ($308,490) ($308,490)
Accounts payable, accrued expenses, and other liabilities ($680,033) ($680,033) Affiliates Payable ($64,461) ($64,461)
Incentive Fee (@3.0% of Net Appraised Value) ($1,238,100) ($1,370,100) Reserve for Contingencies ($288,800) ($288,800)
Distributable Proceeds $9,776,990 $14,044,990 Sale Price $9,776,990 $14,044,990
Unpaid LP Cumulative Return $14,267,419 $14,267,419 Proceeds Distributable to LPs $9,776,990 $14,044,990
Total LP Units 60,005 60,005
Value Per LP Unit $162.94 $234.06
D84384_41

CONFIDENTIAL — DRAFT FOR DISCUSSION PURPOSES ONLY 42 Valuation Analysis
Partnership Valuation Summary — National Property Investors 6 • Based on our analysis, we determined the range of per LP Unit values for the Partnership, as shown in the table below.
National Property Investors 6 Waterfall
Low High
Colony at Kenilworth Apartments $37,200,000 $40,200,000 Cash $181,501 $181,501
Other Assets $582,724 $582,724 Total Debt ($24,124,544) ($24,124,544)
MTM Adjustment ($2,486,489) ($2,486,489) Accounts payable, accrued expenses, and other liabilities ($522,481) ($522,481)
Affiliate payables ($242,575) ($242,575) Loans from General Partner, including accrued interest ($6,894,001) ($6,894,001)
Incentive Fee (@3.0% of Net Appraised Value) ($738,900) ($828,900) Reserve for Contingencies ($153,200) ($153,200)
Distributable Proceeds $2,802,035 $5,712,035 Distributable to all Unit Partners $2,802,035 $5,712,035
Proceeds Distributable to LPs (99.0%) $2,774,015 $5,654,915 Total LP Units 109,594 109,594
Value Per LP Unit $25.31 $51.60
D84384_42

Apartment Investment & Management Co. Trading History
Appendix C D84384_43

Apartment Investment & Management Co. Trading Analysis 0.000
0.500 1.000
1.500 2.000
2.500 3.000
3.500 4.000
$18.00 $19.00
$20.00 $21.00
$22.00 $23.00
$24.00 $25.00
$26.00 $27.00
$28.00 $29.00
$30.00
Volume (millions)
Stock Price
Apartment Investment & Management Co. Trading History
June 1, 2010 to June 23, 2011
Apartment Investment & Management Co. Common Share Overview
Stock Price as of June 23, 2011 $25.18 52-Week Average Closing Price $23.79
52-Week High Closing Price (4/28/2011) $27.37 52-Week Low Closing Price (7/6/2010) $18.42
Total Shares Outstanding as of May 3, 2010 119,500,000 52-Week Average Trading Volume 1,528,203
52-Week Average Trading Volume / Public Float 0.5% Public Float 98.6%
Source: Bloomberg, SEC Filings, and Capital IQ D84384_44